SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: April 16, 2003
(Date of earliest event reported)

Hilton Hotels Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-3427 (Commission File Number)	36-2058176 (IRS Employer Identification No.)

9336 Civic Center Drive
Beverly Hills, California 90210
(Address of principal executive offices) (Zip Code)

(310) 278-4321
(Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

        On April 16, 2003, the Registrant announced that it has agreed to sell $500 million aggregate principal amount of convertible senior notes due 2023 (plus an option to the initial purchasers of the notes to acquire up to an additional $75 million principal amount of the notes) in a private placement transaction. The notes will be convertible into Registrant's common stock upon the occurrence of certain events. Holders of the notes and the common stock issuable upon conversion thereof will have certain registration rights with respect to such securities.

        This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the notes.

        A copy of the press release containing the foregoing announcement is attached hereto as Exhibit 99.01, and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  7(c)
  Exhibits

  99.01
  Press Release regarding 3.375% Convertible Senior Notes due 2023.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2003
HILTON HOTELS CORPORATION
	By:	/s/ ROBERT M. LA FORGIA Robert M. La Forgia Senior Vice President and Controller

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